Numerex Corp. Contact:
Rick Flynt
770 615-1387

Investor Relations Contact:
Seth Potter
46 277-1230

Exhibit 99.1

Press Release

For Immediate Release

Numerex Reports Second Quarter 2014 Financial Results

2nd Quarter 2014 Comparisons to 2nd Quarter 2013

•	Total Net Revenues up 31% to $22.6 million
•	Subscription and Support revenues up 29% to $16.2 million
•	Embedded devices and hardware revenues up 35% to $6.4 million
•	Gross Profit increases 61% to $10.7 million, reflecting a 47% margin

ATLANTA, GA, August 6, 2014—Numerex Corp (NASDAQ:NMRX), a leading provider of interactive and on-demand machine-to-machine (M2M) solutions enabling the Internet of Things (IoT), today announced financial results for its second quarter ended June 30, 2014.

“The Company markedly advanced its M2M strategy in the second quarter and first half of the year, the result of strong demand of its new M2M solutions and the acquisition of new product and service lines,” stated Stratton Nicolaides, CEO and chairman of Numerex. “These vertically-focused solutions continue to attract new customers in security, supply chain, and asset monitoring and tracking. Our recently acquired offender monitoring business is performing well and is the cornerstone of our ‘people tracking’ initiative, which includes mobile worker, personal emergency response, and child safety programs. Overall, our vertical market focus is centered on the delivery of high-value solutions that typically yield a higher contribution margin and increase average revenue per unit. As a result, the Company expects the momentum created year-to-date coupled with a robust opportunity funnel and sales pipeline will produce incrementally favorable results in the second half of the year.”

Additional Financial Comparisons
2nd Quarter Year-over-Year Compared to Q2 of 2013

•	Gross Margin on subscriptions and support revenues was 61.3% compared to 54.6%

•	GAAP income from continuing operations, net of income taxes was $0.2 million

•	Adjusted EBITDA increased 161% to $3.0 million

•	Adjusted EBITDA margin doubled to 13.2% from 6.6%

6 month Year-to-Date 2014 Compared to 6 month Year-to-Date in 2013

•	Gross Margin on subscriptions and support revenues was 61.3% compared to 55.4%;
•	GAAP income from continuing operations, net of income taxes was $1.4 million, up 215%
•	Adjusted EBITDA increased 92% to $5.8 million;
•	Adjusted EBITDA margin was 13.3% compared to 8.9%, up 49%

Mr. Nicolaides continued, “We expect a sequential improvement in total revenues and service and support revenues. Consequently, we reiterate our subscription and support revenue growth guidance of 30% to 34%. We added over 121,000 net subscriptions during the second quarter and expect continued substantial net growth in our subscription base throughout the year. That being said, our strategic focus on high-value subscriptions is expected to generate a substantial increase in contribution per subscription, which we believe is a more relevant measure of the performance of our business. As a result, we are raising our adjusted EBITDA growth guidance to 40% to 45% over the full year 2013 and are no longer providing subscription growth guidance.”

Financial Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Non-GAAP Measures*	2014	2013	2014	2013

Adjusted EBITDA ($ in millions)	$3.0	$1.1	$5.8	$3.0
Adjusted EBITDA as a percent of total revenue	13.2%	6.6%	13.3%	8.9%
Adjusted EBITDA per diluted share	$0.16	$0.06	$0.30	$0.16
Net new subscriptions (units)	121,000	139,000	176,000	287,000
Total subscriptions (units)	2,385,000	2,000,000	2,385,000	2,000,000
______________
* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

GAAP Measures

Subscription and support revenues ($ in millions)	16.2	12.5	30.1	24.5
Gross margin -- subscription and support revenues	61.3%	54.6%	61.3%	55.4%
Income from continuing operations, net of income
taxes ($ in millions)	0.2	0.4	1.4	0.4
Diluted EPS from continuing operations	0.01	0.02	0.07	0.02

Additional Q2 Financial Information and Year-over-year comparisons to Q2 of 2013

Total GAAP operating expenses were $11.0 million compared to $8.6 million:
•	Sales and marketing expenses were $3.1 million compared to $2.3 million. The increase was due to recent acquisitions and the addition of sales and marketing personnel to drive and support growth.
•	General and administrative expenses were $4.2 million as compared to $3.8 million. Current quarter G&A expense includes $0.9 million of acquisition related costs.
•	Engineering and development costs increased to $2.1 million from $1.3 million due to recent acquisitions and to support new product and project initiatives.
•	Operating expenses include depreciation and amortization charges of $1.6 million compared to $1.3 million.

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast of the call will also be available at www.numerex.com under the Investor Relations section. The audio replay will be posted two hours after the end of the call on the Company’s website or by dialing (855) 859-2056 or (404)537-3406 if outside the US and Canada and entering the conference ID 76790493. The replay will be available for the next 10 days.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT). The Company provides its technology and services through its integrated M2M horizontal platforms which are generally sold on a subscription basis. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). The Company also provides business services to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the risks and uncertainties related to our ability to successfully integrate the operations, products and employees of Omnilink; the effect of the merger on relationships with customers, vendors and lenders; our inability to capture greater recurring subscription revenues; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes.

© 2014 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

-continued-

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales:
Subscription and support revenues	$16,216	$12,543	$30,101	$24,450
Embedded devices and hardware	6,362	4,728	13,249	9,258
Total net sales	22,578	17,271	43,350	33,708
Cost of sales, exclusive of a portion of
depreciation and amortization shown below:
Subscription and support revenues	6,278	5,694	11,636	10,909
Embedded devices and hardware	5,578	4,911	11,152	9,227
Gross profit	10,722	6,666	20,562	13,572
Gross margin	47.5%	38.6%	47.4%	40.3%
Operating expenses:
Sales and marketing	3,084	2,328	6,037	4,271
General and administrative	4,180	3,789	7,778	6,654
Engineering and development	2,086	1,269	3,365	2,309
Depreciation and amortization	1,624	1,263	2,973	2,276
Operating (loss) income	(252)	(1,983)	409	(1,938)
Interest expense	232	55	286	145
Other (income) expense, net	(40)	4	(1,174)	(4)
(Loss) income from continuing operations before income taxes	(444)	(2,042)	1,297	(2,079)
Income tax benefit	(670)	(2,454)	(75)	(2,514)
Income from continuing operations, net of income taxes	226	412	1,372	435
Loss from discontinued operations, net of income taxes	(436)	(1,424)	(492)	(1,436)
Net (loss) income	$(210)	$(1,012)	$880	$(1,001)

Basic earnings per share:
Income from continuing operations	$0.01	$0.02	$0.07	$0.02
Loss from discontinued operations	(0.02)	(0.07)	(0.02)	(0.08)
Net (loss) income	$(0.01)	$(0.05)	$0.05	$(0.06)

Diluted earnings per share:
Income from continuing operations	$0.01	$0.02	$0.07	$0.02
Loss from discontinued operations	(0.02)	(0.07)	(0.02)	(0.07)
Net (loss) income	$(0.01)	$(0.05)	$0.05	$(0.05)

Weighted average shares outstanding used in computing
earnings per share:
Basic	18,889	18,411	18,871	18,004
Diluted	19,198	18,950	19,249	18,613

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,403	$25,603
Accounts receivable, less allowance for doubtful accounts of $1,092 and $674	10,376	9,385
Financing receivables, current	1,371	1,223
Inventory, net of reserve for obsolescence	8,433	8,315
Prepaid expenses and other current assets	1,915	1,833
Deferred tax assets, current	2,742	2,742
Assets of discontinued operations	-	840
TOTAL CURRENT ASSETS	41,240	49,941

Financing receivables, less current portion	3,115	3,029
Property and equipment, net of accumulated depreciation and amortization
of $2,696 and $1,879	4,603	3,125
Software, net of accumulated amortization of $5,048 and $3,706	6,218	6,381
Other intangibles, net of accumulated amortization of $14,102 and $13,189	19,859	5,617
Goodwill	48,381	26,941
Deferred tax assets, less current portion	2,948	3,958
Other assets	2,209	2,298
TOTAL ASSETS	$128,573	$101,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,254	$9,953
Accrued expenses and other current liabilities	3,497	2,004
Deferred revenues	2,177	1,894
Current portion of long-term debt	3,446	633
Obligations under capital leases	311	306
Liabilities of discontinued operations	-	207
TOTAL CURRENT LIABILITIES	18,685	14,997

Long-term debt, less current portion	21,721	475
Obligations under capital lease, less current portion	-	148
Other liabilities	1,802	1,693
TOTAL LIABILITIES	42,208	17,313

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 3,000; none issued	-	-
Class A common stock, no par value; 30,000 authorized;
20,223 and 20,069 issued; 18,939 and 18,828 outstanding	-	-
Class B common stock, no par value; authorized 5,000; none issued	-	-
Additional paid-in capital	97,396	95,777
Treasury stock, at cost, 1,284 and 1,241 shares	(5,352)	(5,238)
Accumulated other comprehensive loss	(21)	(24)
Accumulated deficit	(5,658)	(6,538)
TOTAL SHAREHOLDERS' EQUITY	86,365	83,977
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$128,573	$101,290

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (GAAP), we have provided EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share, financial measures that are not prepared in accordance with GAAP (non-GAAP). The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA is income from continuing operations, net of income taxes. The most directly comparable GAAP equivalent to EBITDA and Adjusted EBITDA per diluted share is diluted earnings per share from continuing operations.

●
EBITDA is income from continuing operations, net of income taxes, plus depreciation and amortization, interest and other non-operating expenses and income tax expense. Any other non-operating income, net of income taxes is subtracted from income from continuing operations, net of income taxes.

●	Adjusted EBITDA is EBITDA less non-cash equity-based compensation and infrequent or unusual items further described below.
●	EBITDA and Adjusted EBITDA per diluted share is EBITDA and Adjusted EBITDA divided by weighted average diluted shares outstanding.

Reconciliations of our non-GAAP financial measures to the most directly comparable financial measure are provided below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

Similarly, we believe that excluding the effects of equity-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding equity-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of equity-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA also excludes infrequent or unusual items. For the three and six month periods ended June 30, 2014, infrequent or unusual items include acquisition-related costs while the three and six months ended June 30, 2013 include temporarily higher carrier fees and acquisition-related costs. We believe that these are costs that we will not incur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
Investors commonly adjust EBITDA information to eliminate the effect of equity-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
●	in communications with the board of directors, analysts and investors concerning our financial performance.

Adjusted EBITDA is also a component of our loan covenant calculations. Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS, NET OF INCOME
TAXES, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Income from continuing operations, net of income taxes (GAAP)	$226	$412	$1,372	$435
Depreciation and amortization expense	1,762	1,279	3,180	2,326
Interest expense and other non-operating (income) expense, net	192	59	(888)	141
Income tax benefit	(670)	(2,454)	(75)	(2,514)
EBITDA (non-GAAP)	1,510	(704)	3,589	388
Equity-based compensation expense	584	395	1,139	717
Infrequent or unusual items	884	1,452	1,023	1,884
Adjusted EBITDA (non-GAAP)	$2,978	$1,143	$5,751	$2,989

Income from continuing operations, net of income taxes,
per diluted share (GAAP)	$0.01	$0.02	$0.07	$0.02
EBITDA per diluted share (non-GAAP)	0.08	(0.04)	0.19	0.02
Adjusted EBITDA per diluted share (non-GAAP)	0.16	0.06	0.30	0.16

Weighted average shares outstanding used in computing diluted earnings per share	19,198	18,950	19,249	18,613

For the three and six month periods ended June 30, 2014, infrequent or unusual items include acquisition-related costs while the three and six months ended June 30, 2013 include temporarily higher carrier fees and acquisition-related costs.

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